CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 1, 2013 on the financial statements and financial highlights of Phocas Real Estate Fund, a series of Advisors Series Trust, in the Registration Statement on Form N-1A of The Forum Funds II. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 31, 2013